UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

K2 INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Carlsbad, CA	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 12. Disclosure of Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” On February 17, 2004, K2 Inc. (“K2) issued a press release setting forth K2’s fourth quarter 2003 earnings and forward-looking statements relating to 2004 and the first quarter of 2004. A copy of K2’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated February 17, 2004, announcing K2 Inc.’s 2003 fourth quarter results.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	K2 INC.

	By:	/s/ John J. Rangel
John J. Rangel
Senior Vice President and Chief Financial Officer